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                                                                      Exhibit 11



                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                             Three Months Ended          Nine Months Ended
                                                                                 November 30,               November 30,
                                                                           --------------------------------------------------
                                                                              1996         1995          1996          1995
                                                                           ---------     --------      -------       --------
                                                                                 (In thousands, except per share data)
Weighted Average Number of Shares of Common Stock
   Outstanding                                                                10,738       10,350       10,611         10,259

Net Effect of Dilutive Stock Options Based on Treasury
   Stock Method                                                                  852          560          677            537
                                                                           ---------     --------      -------       --------
Weighted Average Shares Outstanding                                           11,590       10,910       11,288         10,796
                                                                           =========     ========      =======       ========

Net Income                                                                 $   1,947     $  1,061      $   816       $  2,869
                                                                           =========     ========      =======       ========

Primary-diluted Earnings Per Share                                         $    0.17     $   0.10      $  0.07       $   0.27
                                                                           =========     ========      =======       ========

Fully-diluted Earnings Per Share                                           $    0.17     $   0.10      $  0.07       $  0.27
                                                                           =========     ========      =======       ========